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                                                                Exhibit 10.10

                              EMPLOYMENT AGREEMENT

                 THIS AGREEMENT (the "Agreement"), made and entered into as of the Commencement Date (as defined below), between RALPHS GROCERY COMPANY, a Delaware corporation, having its executive offices and a principal place of business in the City of Compton, California (the "Employer"), FOOD 4 LESS HOLDINGS INC., a Delaware corporation ("F4L Holdings"), and George G. Golleher (the "Employee").

                                   RECITALS

                 A. It is the desire of the Employer to assure itself of the management services of the Employee by directly engaging the Employee as the Vice Chairman of the Employer.

                 B. The Employee desires to commit himself to serve the Employer on the terms herein provided.

                 NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below the parties hereto agree as follows:

                                   ARTICLE I

                               POSITION AND TERM

                 1.1 Position. The Employer agrees to and does employ the Employee and the Employee shall enter the employ of the Employer to perform his duties as Vice Chairman or such other or additional duties as determined by the Board of Directors of the Employer (the "Board") or the Chief Executive Officer of the Employer (the "CEO").





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                 1.2      Period of Contract Employment.  The term "Period of
Contract Employment," as used herein, means the period beginning on the date (the "Commencement Date") of consummation of the Merger (as defined in that certain Agreement and Plan of Merger, dated as of September 14, 1994, by and among Food 4 Less Inc., F4L Holdings, Food 4 Less Supermarkets, Inc., Ralphs Supermarkets, Inc., the Edward J. DeBartolo Corporation, and the other stockholders of Ralphs Supermarkets, Inc.), and ending on the earlier of the third anniversary thereof or at the time of the Termination of Contract Employment (as defined in Article III below).

                 1.3 Extension of Period of Contract Employment. The Period of Contract Employment may be extended by a written agreement of the parties. Notwithstanding the foregoing, neither the Employer nor the Employee shall have any obligation to extend the Period of Contract Employment. If the Employee remains in the employ of the Employer following the Period of Contract Employment and any extension thereof in accordance with this Section 1.3, such employment shall be at will unless different terms of employment are established in writing.

                 1.4      Suspension of Services.

                 (a) Except in the case of a Termination of Contract Employment under Article III, in the event that the Employee is advised by the Employer in writing that his services will no longer be required during the remainder of the Period of Contract Employment, this shall be treated as a suspension of services and, except for the purposes set forth in Section 2.4, and except as prohibited by applicable laws and regulations, the Employee shall continue to be treated as an employee of the Employer for all purposes including eligibility for those fringe benefits provided for in Section 2.2, and shall continue





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to be compensated by the Employer (subject to the possible offset set forth in subsection (b) below) during the remainder of the Period of Contract Employment at the rate of "Total Compensation" to which the Employee was entitled at time of suspension of services. The portion of the Period of Contract Employment prior to the suspension of service is referred to herein as the "Period of Active Employment." For purposes of this Agreement, the term "Total Compensation" shall mean the Base Salary set forth in Section 2.1, any increases to such Base Salary granted by the Employer in accordance with
Section 2.1 and any Bonus Compensation earned by the Employee pursuant to
Section 2.3 during the portion of the year of suspension of services of the Employee which falls within the Period of Active Employment.

                 (b) In the event of suspension of services in accordance with subsection (a) above, the Employee shall be free to become engaged with another business in any capacity but in such event, fifty percent (50%) of the compensation of any kind (including deferred compensation and compensation assigned to an entity or individual other than the Employee) received from or earned with respect to such other business (except compensation from businesses or investments owned by the Employee before the date of suspension of services and/or compensation received by the Employee from any affiliate of The Yucaipa Companies (a "Yucaipa Affiliate") for which there will be no deduction) and one hundred percent (100%) of the compensation of any kind (including deferred compensation and compensation assigned to an entity or individual other than the Employee) received from or earned with respect to a "Competing Business" (as defined in Section 5.5 below) (except compensation received by the Employee from any Yucaipa Affiliate), in each case attributable to the Period of Contract Employment, shall be subtracted from any amounts otherwise due the Employee





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from the Employer.  The Employee shall not take any actions to prevent compensation received from or earned with respect to such other business from being applied pursuant to this Section 1.4(b) to reduce amounts otherwise due the Employee from the Employer.



                                   ARTICLE II

                                  COMPENSATION

                 2.1 Annual Base Salary. During the Period of Contract Employment the Employer agrees to pay the Employee a base salary in the annual amount of Five Hundred Thousand Dollars ($500,000.00) (the "Base Salary"); provided, however, that the agreement as to said amount shall not preclude or in any way affect the grant by the Employer or the receipt by the Employee of increases in the Base Salary, or of Bonus Compensation or other forms of additional compensation (including insurance and other employee plan benefits), such increases, contingent or otherwise, to be determined solely in the discretion of the Board or a committee of the Board to which such authority is delegated by the Board, and such Bonus Compensation and additional compensation, contingent or otherwise, to be determined in accordance with Sections 2.2 and 2.3, respectively. The Base Salary shall be payable as current salary, in monthly installments subject to all applicable withholding and deductions, and at the same monthly rate as adjusted for any fraction of a month unexpired at the Termination of Contract Employment.

                 2.2 Benefits. During the Period of Contract Employment, the Employee shall be entitled to participate in or receive benefits under any employee benefit plan or other arrangement including, but not limited to, any medical, dental, retirement, disability, life insurance, sick leave and vacation plans or arrangements generally made available by the





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Employer to its executive officers, subject to and on a basis consistent with the terms, conditions and overall administration of such plans or arrangements; provided, however, that such plans and arrangements are made available at the discretion of the Employer and nothing in this Agreement establishes any right of the Employee to the availability or continuance of any such plan or arrangement, including pursuant to Section 1.4(a).

                 2.3 Bonus Compensation. In each year of employment under this Agreement, the Employee will be eligible to receive an annual bonus in an amount equal to his Base Salary in such year. The benchmarks for earning any portion of such bonus shall be prescribed in the reasonable discretion of the Board.

                 2.4 Expenses and Office Space. The Employer agrees that during the Period of Active Employment the Employee shall be allowed reasonable documented traveling expenses directly related to the Employer's business and shall be furnished office space, assistance and accommodations within the Employer's place of business suitable to the character of his position with the Employer and adequate for the performance of his duties hereunder.



                                  ARTICLE III

                       TERMINATION OF CONTRACT EMPLOYMENT

                 3.1 Automatic Termination. The Agreement and the Employee's employment hereunder shall automatically terminate upon the first to occur of the following circumstances (any such termination and any termination pursuant to Section 3.2 is referred to herein as a "Termination of Contract Employment"):





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                          (a)     Expiration.  The failure of the parties prior
to the third anniversary of the Commencement Date to extend the Period of Contract Employment pursuant to Section 1.3 or the expiration of any extension of the Period of Contract Employment; provided, however, that notwithstanding such termination, if the Employee remains an employee of the Employer following such termination, the provisions of Article IV of this Agreement shall remain in effect (except that the "Put Termination Date" shall mean the termination of the Employee's employment with the Employer on account of the Employee's death or permanent and total disability, and any reference in Article IV to a Termination of Contract Employment pursuant to Section 3.1(b) and 3.2(a) shall be deemed to refer to the termination of the Employee's employment with the Employer due to death or permanent and total disability, respectively) until the earlier of termination of the Employee's employment with the Employer or the date on which the Employee sells all of the F4L Holdings Stock (as defined in Section 4.1) and the provisions of Article VI of this Agreement shall remain in effect until the termination of the Employee's employment with the Employer; or

                          (b)     Death.  The Employee's death.

                 3.2 Permissive Termination. The Agreement and the Employee's employment hereunder may be terminated by the Employer or the Employee, as applicable, under the following circumstances:

                          (a)     Disability.  Upon the failure of the
Employee, during the Period of Contract Employment, to render services to the Employer for a continuous period of six (6) months, because of the Employee's physical or mental disability during said period, the Employer, acting through the Board or a committee of the Board to which such authority is





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delegated by the Board, may end the Employee's Period of Contract Employment.
If there should be any dispute between the parties as to the Employee's physical or mental disability at any time, such question shall be settled by the opinion of an impartial reputable physician agreed upon for the purpose by the parties or their representatives, or failing agreement within ten (10) days of a written request therefor by either party to the other, then one designated by the then president of the Los Angeles Medical Society. The certificate of such physician as to the matter in dispute shall be final and binding on the parties; or

                          (b)     Upon Change of Control.  The Employee, at the
time and in the manner provided in Section 7.1 hereof, may exercise the option granted to the Employee pursuant to such Section 7.1; or

                          (c)     Resignation or Retirement.  The Employee may
voluntarily resign or retire upon written notice; or

                          (d)     Cause.  The Employer may terminate the
Employee's employment based upon (i) the Employee's gross misconduct; (ii) any felony conviction of the Employee (other than a traffic or moving violation, such as driving under the influence, except that if the Employee incurs a driving under the influence violation after incurring two previous driving under the influence violations during the Period of Contract Employment, the third such violation will be a felony conviction for purposes of this subsection (d)(ii)); (iii) any act of fraud or dishonesty by the Employee materially detrimental to the business or reputation of the Employer as determined by the Board; (iv) any serious breach of Employer policy by the Employee as determined by the Board; or (v) any other material breach of the Agreement by the Employee.





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                                   ARTICLE IV

                     OBLIGATION OF F4L HOLDINGS TO PURCHASE
                         EMPLOYEE'S F4L HOLDINGS STOCK

                 4.1 In the event that the Employee has a Termination of Contract Employment pursuant to Section 3.1(b) or 3.2(a) or a suspension of services pursuant to Section 1.4 (the date of such Termination of Contract Employment or suspension of services hereinafter referred to as the "Put Termination Date"), then the Employee or his representative ("Representative") shall have the option for six (6) months ("Put") to require F4L Holdings to purchase all or a portion of the 262,526 shares of common stock, par value $.01 per share, of F4L Holdings (the "F4L Holdings Stock") acquired by him on or about the date of this Agreement, in the manner and on the terms set forth below; provided, however, that (i) the Employee may exercise the Put in the event of a Termination of Contract Employment pursuant to Section 3.2(a) only to the extent that, at the time of such Termination of Contract Employment, F4L Holdings and the Employer shall be the named beneficiaries of a disability insurance policy with respect to the Employee, and the benefit payable under such policy is an amount no less than the amount of the Put Price (as defined below) payable upon such exercise and (ii) the Representative may exercise the Put in the event of a Termination of Contract Employment pursuant to Section 3.1(b) only to the extent that, at the time of such Termination of Contract Employment, F4L Holdings and the Employer shall be the named beneficiaries of a life insurance policy with respect to the Employee, and the benefit payable under such policy is an amount no less than the amount of the Put Price (as defined below) payable upon such exercise. The Employer undertakes to use its best efforts to obtain and to keep in full force and effect, during the term of this





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Agreement, policies of life and disability insurance in amounts sufficient to fund any Put Price (as defined below) (assuming such insurance is available on a commercially reasonable basis) with respect to the Employee as described above and with respect to which F4L Holdings and the Employer shall be the named beneficiaries. The purchase price for F4L Holdings Stock which F4L Holdings is required to purchase upon an exercise of the Put ("Put Price") shall be determined in accordance with the procedure set forth in Section 4.5 hereof.

                 4.2 The Put shall be deemed to be exercised on the date written notice is given of such exercise by the Employee or his Representative (the "Put Notice"), and such exercise shall be irrevocable, except as provided in Section 4.4 below. Such notice shall specify the name of the Employee and, shall in the event of the death of the Employee, state facts satisfactory to F4L Holdings as to the death of the Employee.

                 4.3 Within five (5) days after the determination of the Put Price for his F4L Holding Stock, the Employee or his Representative shall deliver the certificates evidencing his F4L Holdings Stock together with such endorsements and stock power certificates as F4L Holdings may require and, subject to Section 4.4 below, F4L Holdings shall deliver a check in the amount of the Put Price.

                 4.4 Notwithstanding the foregoing, if F4L Holdings is prohibited from purchasing the F4L Holdings Stock of the Employee under any applicable law or agreement relating to indebtedness, the Employee or his Representative shall have the option to (i) revoke the exercise of the Put or
(ii) not revoke the Put in which event F4L Holdings will endeavor to purchase his F4L Holdings Stock at the earliest possible time under applicable law or agreements relating to indebtedness, subject to the provisions of Section 4.1 above.





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                 4.5      The Put Price for any shares of F4L Holdings Stock to
be purchased pursuant to the Put shall equal the fair market value of such F4L Holdings Stock as of the Put Termination Date. F4L Holdings and the Employee shall attempt to agree on a fair market value for his F4L Holdings Stock. In the event that they are not able to agree, each party's determination of the fair market value of his F4L Holdings Stock shall be submitted to an independent investment banker to be chosen by the Employee and F4L Holdings, with the fees of such investment banker to be paid by F4L Holdings. The determination by the investment banker shall be limited solely to the issue of whether F4L Holdings' or the Employee's fair market value for his F4L Holdings Stock is the closest to the actual fair market value for his F4L Holdings
Stock. If the Employee and F4L Holdings are unable to agree on an independent investment banker prior to five (5) days after the date of the Put Notice, each shall choose an independent investment banker to make the determination of whether F4L Holdings' or the Employee's fair market value for his F4L Holdings Stock is the closest to the actual fair market value of his F4L Holdings Stock. Each party shall bear the fees of the investment banker selected by that party. If either party fails to choose an independent investment banker within twenty-five (25) days after the date of the Put Notice, the independent investment banker chosen by the other party shall make the determination of whether F4L Holdings' or the Employee's fair market value for his F4L Holdings Stock is the closest to the actual fair market value for his F4L Holdings
Stock. The two independent investment bankers shall within thirty days of the appointment of the second investment banker reach a decision as to whether the parties shall use F4L Holdings' submitted fair market value or the Employee's submitted fair market value and shall notify F4L Holdings and the Employee thereof. In the event that the two independent investment bankers are in





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agreement, the fair market value of F4L Holdings Stock shall be the submitted fair market value so agreed upon. If the two investment bankers are not in agreement, the two independent investment bankers shall appoint a third independent investment banker within ten days of such decision. Such third independent investment banker shall reach a decision as to whether the parties shall use F4L Holdings' submitted fair market value or the Employee's submitted fair market value and shall notify F4L Holdings and the Employee thereof within thirty (30) days following its appointment. The fees for such third independent investment banker shall be borne by the party whose submitted fair market value was not selected by such third independent investment banker.



                                   ARTICLE V

                                   COVENANTS

                 5.1 Full-Time Employee. The Employee hereby covenants and agrees that during the Period of Contract Employment he will faithfully and in conformity with the directions of the Board, or of an officer of the Employer duly authorized by the Board, perform the duties of his employment hereunder, and that he shall be a full-time employee of the Employer (together with, to the extent applicable, any Yucaipa Affiliate) and that he shall devote to the performance of said duties all such time and attention as they shall reasonably require, taking, however, from time to time (as the Employer agrees that he may) reasonable vacations.

                 5.2 No Detraction From Performance. The Employee hereby consents and agrees that during the Period of Contract Employment he will not, without the express consent of the Board or a committee of the Board to which such authority is delegated by the





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Board or the Chief Executive Officer of the Employer, become actively associated with or engaged in any business other than that of the Employer, or a division, or subsidiary of the Employer or a Yucaipa Affiliate that would detract from the performance of his duties to the Employer, and he will do nothing inconsistent with such duties.

                 5.3 Confidential Information. It is recognized by the Employee and the Employer that the Employee's duties during the Period of Contract Employment will entail the receipt of confidential information concerning not only the Employer's current operations and procedures but also its short-range and long-range plans. The Employee hereby covenants and agrees that during the Period of Contract Employment and at any time thereafter, he will not disclose to anyone outside of the Employer, or use in any activity or business (other than the Employer's business), Confidential Information (as defined below) relating to the Employer's business, in any way obtained by him while employed by the Employer, unless authorized by the Employer in writing. It is understood that violation of this provision would cause irreparable harm to the Employer and that the Employer may seek to enjoin any such violation or to take any other applicable action.

                 For purposes of this Agreement, the term "Confidential Information" shall include all information of any nature and in any form which is owned by the Employer and which is not publicly available or generally known to persons engaged in businesses similar to that of the Employer, including, but not limited to, research techniques; patents and patent applications; inventions and improvements, whether patentable or not; development projects; computer software and related documentation and materials; designs, practices, processes, methods, know-how and other facts relating to the business of the Employer; practices, processes, methods, know-how and other facts related to sales, advertising, promotions,





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financial matters, customers, customer lists or customers' purchases of goods or services from the Employer; industry contracts; and all other secrets and information of a confidential and proprietary nature.

                 5.4 Conflict of Interest and Business Ethics Statement. The Employee hereby covenants and agrees that during the Period of Contract Employment he will not knowingly engage in any activity which would violate the Conflict of Interest or Business Ethics Statement signed from time to time by the Employee; provided, however, that any services that the Employee provides to a Yucaipa Affiliate shall be deemed not to violate such Conflict of Interest or Business Ethics Statement.

                 5.5 Competing Business. The Employee hereby covenants and agrees that, during the Period of Contract Employment, the Employee will not have any investment in a Competing Business (as defined below) other than an equity interest of less than five percent (5%) of any company whose securities are listed on The New York Stock Exchange, The American Stock Exchange or NASDAQ and will not render personal services to any Competing Business in any manner, including, without limitation, as owner, partner, director, trustee, officer, employee, consultant or advisor thereof.

                 For purposes of this Agreement, "Competing Business" shall mean any business which (i) is engaged in the retail supermarket business in any area where the Employer or any of its subsidiaries presently does business or, at any time during the Period of Contract Employment, did business; or (ii) is a supplier, directly or indirectly, to any such retail grocery business; provided, however that "Competing Business" shall not include any Yucaipa Affiliate.





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                 If the Employee shall breach the agreement contained in this
Section 5.5, such breach may render the Employee liable to the Employer for damages therefor and entitle the Employer to enjoin the Employee from making such investment or from rendering such personal services. In addition, the Employer shall have the right in such event to enjoin the Employee from disclosing any Confidential Information concerning the Employer to any competing business, to enjoin any competing business from receiving from the Employee or using any such Confidential Information and/or to enjoin any competing business (excluding any Yucaipa Affiliate) from retaining or seeking to retain any other employees of the Employer.

                 5.6 No Solicitation. The Employee hereby covenants and agrees that during the Period of Contract Employment, he will not, for himself or any third party, directly or indirectly, (i) divert or attempt to divert from the Employer any business of any kind in which the Employer is engaged, including, without limitation, the solicitation of its customers or interference with any of its suppliers or customers; or (ii) employ or solicit for employment any person employed by the Employer during the period of such person's employment.

                 5.7 Remedies. The Employee and the Employer agree that the Employer will be irreparably harmed by any violation or threatened violation of any of the foregoing provisions of this Article V if such provisions are not specifically enforced and therefore that the Employer shall be entitled to an injunction restraining any violation of such provisions by the Employee, or any other appropriate decree of specific performance. Such remedies shall not be exclusive and shall be in addition to any other remedy to which the Employer may be entitled under this Agreement or at law.





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                                   ARTICLE VI

                              BOARD REPRESENTATION

                 So long as the Employee remains in the employ of the Employer, F4L Holdings covenants to vote its shares of common stock of the Employer to cause the election of the Employee to the Board of Directors of the Employer.



                                  ARTICLE VII

                                 MISCELLANEOUS

                 7.1 Successors. This Agreement shall inure to the benefit of the Employer and F4L Holdings and their respective successors and assigns, as applicable. If the Employer and/or F4L Holdings shall merge or consolidate with or into, or transfer substantially all of its assets, including goodwill, to another corporation or other form of business organization, this Agreement shall bind and run to the benefit of the successor of the Employer or F4L Holdings, respectively, resulting from such merger, consolidation, or transfer; provided, however, that if any such merger, consolidation, or transfer by the Employer shall be with, into, or to any corporation or other form of business organization other than a subsidiary of the Employer or a corporation having substantially the same common stockholders as the Employer, the Employee at any time within the period ending one hundred eighty (180) days thereafter shall have the right, at his option, on not less than thirty (30) days' written notice to the Employer or its successors, to terminate the Period of Contract Employment. The Employee shall not assign, pledge, or encumber his interest in this Agreement, or any part thereof, without the prior written consent of the Employer and





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F4L Holdings, and any such attempt to assign, pledge or encumber any interest in this Agreement shall be null and void and shall have no effect whatsoever.

                 7.2 Leave of Absence. The Employer agrees that in the event of war or a national emergency, the Employee will, at his request, be granted a leave of absence for military or governmental service, and during said period of leave of absence shall be paid such compensation as may be fixed by, or with the authority of, the Board. To the extent permitted by applicable laws and regulations, during any such leave of absence, the Employee shall, except in respect to his rights to the compensation herein provided and his obligation to perform active duties of the Employer be deemed, for the purposes of this Agreement, to be an employee of the Employer.

                 7.3 Governing Law. This Agreement is being made and executed in and is intended to be performed in the State of California and shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of California, without regard to the conflict of laws principles thereof.

                 7.4 Entire Agreement. This Agreement comprises the entire agreement between the parties hereto relating to the subject matter hereof and as of the Commencement Date, supersedes, cancels and annuls all previous employment agreements between the Employer (and/or its predecessors, including Food 4 Less Supermarkets, Inc.; provided, however, that notwithstanding this Section 7.4, the Employee shall retain his right, upon the satisfaction of certain conditions as may be established by the Chairman of the Board of Directors of Food 4 Less Supermarkets, Inc., to receive a special bonus in the amount of $1,750,000 as consideration for the Employee's termination of the employment agreement between the Employee and Food 4 Less Supermarkets, Inc. which is in effect immediately





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prior to the Commencement Date, which termination shall be effective upon the consummation of the Merger (as described in Section 1.2 above)) and the Employee, as the same may have been amended or modified, and any right of the Employee thereunder other than for compensation accrued thereunder as of the date hereof, and supersedes, cancels and annuls all other prior written and oral agreements between the Employee and the Employer or any predecessor to the Employer. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of the Employee by the Employer and may not be contradicted by evidence of any prior or contemporaneous agreement.

                 7.5 Gender. Words in the masculine herein may be interpreted as feminine or neuter, and words in the singular as plural, and vice versa, where the sense requires.

                 7.6      Disputes.

                 (a) Any dispute or controversy arising under, out of, in connection with or in relation to this Agreement shall be finally determined and settled by arbitration in Los Angeles, California, in accordance with the rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof.

                 (b) If any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief that may be granted.





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                 7.7      Severability; Enforceability.  If any provision of
this Agreement, or the application thereof to any person, place, or circumstance, shall be held to be invalid, unenforceable, or void by the final determination of a court of competent jurisdiction in any jurisdiction and all appeals therefrom shall have failed or the time for such appeals shall have expired, as to that jurisdiction and subject to this Section 7.7, such clause or provision shall be deemed eliminated from this Agreement but the remaining provisions shall nevertheless be given full force and effect. In the event this Agreement or any portion hereof is more restrictive than permitted by the law of the jurisdiction in which enforcement is sought, this Agreement or such portion shall be limited in that jurisdiction only, and shall be enforced in that jurisdiction as so limited to the maximum extent permitted by the law of that jurisdiction.

                 7.8 Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                 7.9 Notices. Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, as follows:

                          (a)     If to the Employer, addressed to its
principal offices to the attention of the CEO and the General Counsel.

                          (b)     If to F4L Holdings, addressed to its
principal offices to the attention of the CEO and the General Counsel.





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                          (c)     If to the Employee, to him at the address set
forth below under his signature; or at any other address as any party shall have specified by notice in writing to the other parties.

                 7.10 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

                 7.11 Amendments; Waivers. Unless otherwise provided herein, this Agreement may not be modified, amended, or terminated except by an instrument in writing, approved by the Board and signed by the Employee, the Employer and F4L Holdings. By an instrument in writing similarly executed, the Employee, the Employer or F4L Holdings may waive compliance by the other party or parties with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall preclude any other or further exercise of any other right, remedy or power provided herein or by law or in equity.

                 7.12 No Inconsistent Actions. The parties hereto shall not voluntarily undertake or fail to undertake any action or course of action inconsistent with, or to avoid or evade, the provisions or essential intent of this Agreement. Furthermore, it is the intent of the parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement.





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

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.



RALPHS GROCERY COMPANY





By:    /s/ Byron Allumbaugh
       -------------------------
                                       /s/ George G. Golleher
Title: C.E.O.                         -------------------------------
       -------------------------           George G. Golleher



                                       Address:
                                                ---------------------

                                                ---------------------





FOOD 4 LESS HOLDINGS, INC.





By:    /s/ Greg Mays
      --------------------------

Title:
      --------------------------




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